Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated June 14, 2018, relating to the consolidated financial statements and the ineffectiveness of GlobalSCAPE Inc.’s internal control over financial reporting appearing in GlobalSCAPE’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WEAVER AND TIDWELL LLP

Austin, Texas

November 16, 2018